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                                                                                                                         Page 1 of 2
                                                                                                                        Exhibit (11)
                                                        THE LTV CORPORATION
                                          Calculation of Primary Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)
                                                                       Three Months Ended September 30,
                                      ----------------------------------------------------------------------------------------------
                                                         1996                                              1995
                                      ---------------------------------------------     --------------------------------------------
                                          Shares           Amount           EPS              Shares        Amount           EPS
                                      -------------     -----------  --------------     --------------  ------------   -------------
Income from continuing operations                        $    29.4                                        $     43.2

Preferred stock dividend requirements                         (0.6)                                             (0.6)
                                                         ---------                                        ----------
                                                              28.8                                              42.6
Share base:

Average Common
      Stock outstanding                    105,360                                           105,359

Common Stock equivalent
      shares resulting from
      outstanding Series A
      Warrants, Stock Options,
      Restricted Stock and other                76                                                19

Common Stock issuable upon
      conversion of Series B
      Preferred Stock                        2,926             0.6                             2,926             0.6
                                      ------------       ---------                       -----------      ----------
                                           108,362       $    29.4                           108,304      $     43.2
                                      ============       =========                       ===========      ==========
PRIMARY EARNINGS (LOSS) PER SHARE

      Continuing operations                                            $       0.27                                    $      0.40
      Discontinued operations                                                    -                                              -
                                                                       ------------                                    -----------
      Net income                                                       $       0.27                                    $      0.40
                                                                       ============                                    ============


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


                                          Calculation of Primary Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)
                                                                            Nine Months Ended September 30,
                                         -------------------------------------------------------------------------------------------
                                                             1996                                              1995
                                         ------------------------------------------    ---------------------------------------------
                                            Shares         Amount          EPS              Shares         Amount          EPS
                                         ------------   -----------  --------------    --------------  -------------  ------------
Income from continuing operations                         $    74.7                                     $     158.7

Preferred stock dividend requirements                          (1.7)                                           (1.7)
                                                          ---------                                     -----------
                                                               73.0                                           157.0
Share base:

Average Common
      Stock outstanding                    105,360                                          105,359

Common Stock equivalent
      shares resulting from
      outstanding Series A
      Warrants, Stock Options,
      Restricted Stock and other                61                                               11

Common Stock issuable upon
      conversion of Series B
      Preferred Stock                        2,926              1.7                           2,926             1.7
                                         ---------        ---------                     -------------   -----------
                                           108,347        $    74.7                         108,296     $     158.7
                                         =========        ==========                    =============   ===========

PRIMARY EARNINGS (LOSS) PER SHARE
      Continuing operations                                             $      0.69                                      $     1.46
      Discontinued operations                                                    -                                            (0.08)
                                                                        -----------                                      ----------
      Net income                                                        $      0.69                                      $     1.38
                                                                        ===========                                      ==========

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

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                                                                                                                        Page 2 of 2
                                                                                                                        Exhibit (11)
                                                       THE LTV CORPORATION
                                      Calculation of Fully Diluted Earnings Per Share (EPS)
                                           (Dollar amounts in millions except for EPS)
                                                    (Share data in thousands)
                                                                     Three Months Ended September 30,
                                      ----------------------------------------------------------------------------------------------
                                                          1996                                                1995
                                      --------------------------------------------     ---------------------------------------------
                                          Shares        Amount           EPS               Shares         Amount            EPS
                                      -------------  ------------  ---------------     -------------  ------------     -------------
Income from continuing operations                      $     29.4                                      $     43.2

Preferred stock dividend requirements                        (0.6)                                           (0.6)
                                                       ----------                                      ----------
                                                             28.8                                            42.6
Share base:

Average Common
      Stock outstanding                     105,360                                       105,359

Common Stock equivalent
      shares resulting from
      outstanding Series A
      Warrants, Stock Options,
      Restricted Stock and other                 78                                            19

Common Stock issuable upon
      conversion of Series B
      Preferred Stock                         2,926           0.6                           2,926             0.6

Common Stock issuable upon
      conversion of Senior
      Secured Convertible Notes               5,128           1.4                           5,128             1.3
                                         ----------    ----------                      ----------      ----------
                                            113,492    $     30.8                         113,432      $     44.5
                                        ===========    ==========                      ==========      ==========
FULLY DILUTED EARNINGS (LOSS) PER SHARE
      Continuing operations                                          $       0.27                                      $       0.39
      Discontinued operations                                                  -                                                 -
                                                                     ------------                                      ------------
      Net income                                                     $       0.27                                      $       0.39
                                                                     ============                                      ============

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


                                                       THE LTV CORPORATION
                                      Calculation of Fully Diluted Earnings Per Share (EPS)
                                           (Dollar amounts in millions except for EPS)
                                                    (Share data in thousands)
                                                                             Nine Months Ended September 30,
                                        --------------------------------------------------------------------------------------------
                                                            1996                                               1995
                                        ----------------------------------------------    ------------------------------------------
                                           Shares          Amount            EPS             Shares         Amount          EPS
                                        -------------   -----------     --------------    ------------  -------------  -------------
Income from continuing operations                        $    74.7                                         $    158.7

Preferred stock dividend requirements                         (1.7)                                              (1.7)
                                                         ----------                                        ----------
                                                              73.0                                              157.0
Share base:

Average Common
      Stock outstanding                     105,360                                            105,359

Common Stock equivalent
      shares resulting from
      outstanding Series A
      Warrants, Stock Options,
      Restricted Stock and other                 76                                                 14

Common Stock issuable upon
      conversion of Series B
      Preferred Stock                         2,926            1.7                               2,926            1.7

Common Stock issuable upon
      conversion of Senior
      Secured Convertible Notes              (A)                                                 5,128            3.8
                                        ------------     ----------                       ------------     ----------
                                            108,362      $    74.7                             113,427     $    162.5
                                        ============     ==========                       ============     ==========
FULLY DILUTED EARNINGS (LOSS) PER SHARE
      Continuing operations                                             $        0.69                                    $     1.44
      Discontinued operations                                                      -                                          (0.08)
                                                                        -------------                                    ----------
      Net income                                                        $        0.69                                    $     1.36
                                                                        ==============                                   ==========


(A) Addition of these shares would result in antidilution.

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